Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations Contact: Dominic C. Canuso
(302) 571-6833
January 3, 2022	dcanuso@wsfsbank.com
Media Contact: Rebecca Acevedo
(215) 253-5566
racevedo@wsfsbank.com

WSFS Financial Corporation Completes Acquisition of Bryn Mawr Bank Corporation and Welcomes Three New Board Members

WILMINGTON, Del. – WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, completed the acquisition of the Bryn Mawr Bank Corporation (Nasdaq: BMTC) (“Bryn Mawr”), and its primary subsidiary, The Bryn Mawr Trust Company (“Bryn Mawr Trust”), as of January 1, 2022. In addition, in accordance with the merger agreement between WSFS and Bryn Mawr, Frank J. Leto, Lynn B. McKee, and Diego F. Calderin are joining the Board of Directors of WSFS and WSFS Bank. With the acquisition finalized, WSFS strengthens its position as the premier, locally headquartered bank and wealth management franchise in the Greater Philadelphia and Delaware region with approximately $20 billion in assets, and approximately $49 billion in assets under administration and management.

“Both companies bring a long history of service for our Customers and Communities, and together we will bring a deeper level of knowledge and commitment to the region,” said Rodger Levenson, WSFS’ Chairman, President and CEO. “Our Customers will benefit from a highly engaged and dedicated team whose primary focus is delivering premier products and services to the Greater Philadelphia and Delaware region.” Levenson added, “We are also pleased to welcome Frank Leto, Lynn McKee, and Diego Calderin to the WSFS Board of Directors. We know they will bring new ideas, perspectives, and industry acumen to complement the current Board’s leadership and institutional knowledge.”

Bryn Mawr Trust and WSFS Customer relationships will continue business as usual until the anticipated systems integration and brand conversion in late Q1 2022.

Bryn Mawr Trust Wealth Management Clients will continue to be served by the same professionals from Bryn Mawr Trust Wealth Management. The integration of WSFS Wealth and Bryn Mawr Trust Wealth Management groups will take place throughout 2022. Both banks’ Customers, however, have immediate and free access to the combined WSFS and Bryn Mawr Trust ATM network of more than 600 ATMs.

The new board members bring a wealth of knowledge and experience. Frank Leto served as the President of Bryn Mawr since May 2014, and Chief Executive Officer of Bryn Mawr and Bryn Mawr Trust since January 2015. Prior to that, between 2009 and 2014, Leto held a number of roles within the organization including Executive Vice President of Bryn Mawr Trust’s Wealth Management division, General Counsel, and Chief Operating Officer. Leto was also one of the longest standing directors of Bryn Mawr and Bryn Mawr Trust, having served on the Boards of Directors from 2002 to 2021, including as Lead Independent Director from 2006 through 2009.

Active in the community, Leto’s charitable work includes board positions with The Andalusia Foundation, The Bryn Mawr Hospital Foundation and Pennsylvania Bankers Association. He previously served on the Boards of AIM Academy, Baker Industries, The Bryn Mawr Film Institute, The Pennsylvania Academy of Fine Arts, The Pennsylvania Association of Community Bankers and The Riddle Healthcare Foundation. Leto earned a bachelor’s degree in political science from Saint Joseph’s University and a J.D. (cum laude) from The Delaware Law School of Widener University.

Lynn McKee is Executive Vice President, Human Resources for Aramark, a global services management company employing about 248,000 associates across 19 countries. In her role, McKee is responsible for all aspects of human resources, including building culture and employee engagement; compensation and benefits; talent management, including talent acquisition, executive and leadership development and succession planning; and employee and labor relations. McKee also oversees Aramark’s Diversity, Equity and Inclusion, Sustainability, and Community Relations functions in addition to Corporate Services.

McKee previously served as a member of the Boards of Directors of Bryn Mawr and Bryn Mawr Trust, where she was Chair of the Management Development & Compensation Committee, and as a member of the Board of Trustees for Saint Joseph’s University in Philadelphia, where she was Chair of the Facilities & Information Technology Committee. McKee earned her undergraduate degree in Accounting from Saint Joseph’s University and her MBA from Drexel University.

Diego Calderin is the co-founder and Managing Partner of Banbury Systems, a data acquisition platform company that provides inventory tracking using advanced RFID readers with GPS and cellular transmission. He was the original co-founder and Chief Technology Officer of Anexinet, which became an award-winning Digital Systems Integration company. In 2014, Calderin and his partners sold Anexinet to a private equity company. Prior to Anexinet, Calderin was a software engineer with General Electric and consulted at Fortune 500 companies. Calderin brings significant experience in business management, technology and financial services industries.

Calderin previously served as a member of the Boards of Directors of Bryn Mawr and Bryn Mawr Trust, where he was Chair of the IT Steering Committee, and as a member of the Board of Trustees for The Haverford Trust Company, a money management firm. He is also a member of the Board of Trustees for La Salle University, where he serves on the Finance, Facilities and Student Affairs Committees.

About WSFS Financial Corporation

WSFS Financial Corporation is a multi-billion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally managed bank and trust company headquartered in Delaware and the Greater Philadelphia region. As of September 30, 2021, WSFS Financial Corporation had $15.4 billion in assets on its balance sheet and $27.6 billion in assets under management and administration. WSFS operates from 112 offices, 89 of which are banking offices, located in Pennsylvania (52), Delaware (42), New Jersey (16), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Cash Connect®, Cypress Capital Management, LLC, Christiana Trust Company of Delaware®, NewLane Finance®, Powdermill® Financial Solutions, West Capital Management®, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

Forward-Looking Statements

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS’ predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “will,” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond WSFS’ control) and are subject to significant risks and uncertainties (which change over time) and other factors, including WSFS’ acquisition of Bryn Mawr and the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on WSFS’ business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in WSFS’ and Bryn Mawr’s Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended March 31, 2021, Form 10-Q for the quarter ended June 30, 2021, Form 10-Q for the quarter ended September 30, 2021, and other documents filed by WSFS and Bryn Mawr with the Securities and Exchange Commission from time to time.

WSFS cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and WSFS disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of WSFS for any reason, except as specifically required by law. As used in this press release, the terms “WSFS”, “the Company”, “registrant”, “we”, “us”, and “our” mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, and the term “Bryn Mawr” means Bryn Mawr Bank Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

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